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                                                                      EXHIBIT 14



                             JOINT FILING AGREEMENT,
                            DATED AS OF MAY 31, 2002


        In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of William E. Simon & Sons Special Situation Partners II, L.P.; William E. Simon & Sons Special Situations II, L.L.C.; and WESKIDS III, LLC on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock, par value $0.001 per share, and Series C Voting Convertible Preferred Stock, par value $0.001 per share, of Pacific Aerospace & Electronics, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 31 day of May 2002.

William E. Simon & Sons Special Situation Partners II, L.P.
By: William E. Simon & Sons Special Situations II, L.L.C.,
its General Partner


By: /s/ John E. Klinge
    ------------------------------------------------------
    Name:  John E. Klinge
    Title: Principal

William E. Simon & Sons Special Situations II, L.L.C.


By: /s/ John E. Klinge
    ------------------------------------------------------
    Name:  John E. Klinge
    Title: Principal

WESKIDS III, LLC


By: /s/ Christine W. Jenkins
    ------------------------------------------------------
    Name:  Christine W. Jenkins
    Title: Vice President